SCHEDULE 14C INFORMATION

                INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

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File by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Information Statement [ ] Confidential,for Use of
the Commission
[X]  Definitive Information Statement      Only (as permitted  by
Rule 14c-5(d)(2)

                            LE GOURMET, INC.
------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


------------------------------------------------------------------------------
 (Name  of Person(s) Filing Information Statement, if other than Registrant)

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         computed pursuant to Exchange Act Rule 0-11 (Set  forth the
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         statement number, or the Form or Schedule and the date of its filing.

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                        LE GOURMET, INC.
                        8343 East Earll
                   Scottsdale, Arizona 85251
                   -------------------------

                  Information Statement Pursuant to Section 14C
                     of the Securities Exchange Act of 1934
                            -------------------------

      This information statement is provided by the Board of Directors of Le Gourmet, Inc., a Nevada corporation (the "Company" or "LGRM"), to all holders of common stock of the Company in connection with the stockholder approval obtained by written majority consent authorizing.


      1.  Change the name of the Company to "Estelle Reyna, Inc."

      (The above action to be collectively referred to as the "Amendment").

          The Board of Directors and the persons owning the majority of the outstanding common stock of LGRM have unanimously adopted, ratified and approved a resolution to effect the Amendment. In accordance with the regulations of the Securities and Exchange Commission (the "Commission"), the shareholders consent will become effective approximately 10 days following the distribution of this information statement to the Company's shareholders. It is expected that the amendment to the Articles of Incorporation will become effective on or about March 24, 2003.

                    WE ARE NOT ASKING YOU FOR A PROXY AND YOU
                      ARE REQUESTED NOT TO SEND US A PROXY
                      ------------------------------------
         The Company's principal executive office address is 8343 East Earll, Scottsdale, Arizona 85251. This Information Statement will be mailed to the Company's stockholders on or about March 14, 2003.

                                  INTRODUCTION
                                    GENERAL
                                    -------
      On March 13, 2003, the Board of Directors approved, subject to shareholder approval, the Amendment. On March 14, 2003, the Amendment was approved by the written consent of a majority of the Company's common stockholders. A copy of the proposed amendment to the Articles of Incorporation is attached to this Information Statement as Appendix A. The Board of Directors has fixed the close of business on March 14,
2003 as the record date for the determination of shareholders who are  entitled  to  give  consent  and  receive  this  Information
Statement.   As  of the record date, the Company had  outstanding
22,500,000  shares  of  common stock  held  by  approximately  30 shareholders of record.

                                  NAME CHANGE
                                  -----------
     On March 13, 2003, the Board of Directors and the holders of a  majority  of  the  outstanding Common  Stock  of  the  Company
authorized and approved by written consent   an   amendment   to
the  Articles   of   Incorporation effectuating a name change of
the corporation to "Estelle  Reyna, Inc."   The  intent  of the
name change is to reflect projected income to LGRM as a result of Ms. Reyna and Dominique Einhorn being added to the Board of Directors of the Company, and the addition of the revenue from Ms. Reyna's website business to the Company. However, shareholders are cautioned that there can be no assurance that this will come to pass.



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      As  of  the  date  of  this Information  Statement,  it  is anticipated that the name change will become effective on or about March 24, 2003 (the "Effective Date"). The procedures for consummation of the name change are attached hereto as Exhibit A.

                 PURPOSES AND EFFECTS OF THE NAME CHANGE
                 ---------------------------------------

      The Common Stock is currently listed for trading on the OTC Bulletin Board under the symbol LGRM. The Board believes that the name change is appropriate because of the projected income to the Company as a result of Ms. Reyna and Mr. Einhorn being added to the Board of Directors of the Company, and the addition of the revenue from Ms. Reyna's website business to the Company.

      On the Record Date, the number of beneficial holders of the Common Stock was approximately 30. The Company does not anticipate that the name change will have an adverse effect on the
Company  or  its shareholders.   The only change to the Articles of
Incorporation will be the name of the Company.

      At the Effective Date, the name of the Company will be changed to "Estelle Reyna, Inc." Each share of Common Stock issued and outstanding immediately prior thereto (the "Old Shares") will changed into the appropriate share of Common Stock reflecting the name change (the "New Common Stock"). Shortly after the Effective Date, the Company will send transmittal forms to the holders of the Old Common Stock to be used in forwarding their certificates formerly representing Old Common Stock for surrender and exchange for certificates representing New Common Stock.

THE FOREGOING SUMMARY IS INCLUDED FOR GENERAL INFORMATION ONLY.

                        VOTE REQUIRED FOR APPROVAL

      Section 78.390 of the Nevada Revised Statutes ("NRS") provides an outline of the scope of the amendments of the Articles of Incorporation allowed a Nevada corporation and the procedures and requirements to effect an amendment to the Articles of Incorporation of a Delaware corporation. Pursuant to Section 78.390 proposed amendments must first be adopted by the Board of Directors and then submitted to shareholders for their consideration at an annual or special meeting and must be approved by a majority of the outstanding voting securities.

     Section 78.320 of the NRS provides that any action required to be taken at a special or annual meeting of the stockholders of a Nevada corporation may be taken by written consent, in lieu of a meeting, if the consent is signed by stockholders owning at least a majority of the voting power.

     The Board of Directors of LGRM and persons owning and having voting power in excess of 50% of the outstanding voting securities of LGRM have adopted, ratified and approved the change in the authorized shares of LGRM. No further votes are required or necessary to effect the proposed amendment.

      The securities that would have been entitled to vote if a meeting was required to be held to amend the Company's Articles of Incorporation consist of 22,500,000 shares of issued and outstanding shares of the Company's $0.001 par value common voting stock outstanding on March 14, 2003, the record date for determining shareholders who would have been entitled to notice of and to vote on the proposed amendment to LGRM's Articles of Incorporation.


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          SECURITY  OWNERSHIP  OF CERTAIN BENEFICIAL  OWNERS  AND MANAGEMENT


                                                           Percentage of
                                          Common Stock     Common Stock
                                          Beneficially     Beneficially Owned
Name (1)                   Title          Owned (1)        On Record Date
--------                   -----          -----------------------------------

Michelle Quinlan                           10,000,000            44.44%
8343 East Earll           Chief Exec.
Scottsdale, AZ 85251      Off. & Director

Dominic Einhorn                             5,000,000            22.22%
5006 Coolidge Ave.        Exec. V.P.
Culver City, CA 90230     & Director

Estelle Reyna                               5,000,000            22.22%
aka Esther Bermudez       Exec. V.P.
5006 Coolidge Ave.
Culver City, CA 90230

Michael Quinlan                                -0-                0.0%
8343 East Earll           Director
Scottsdale, AZ 85251

ADDITIONAL INFORMATION

      Additional information concerning LGRM, including its Form 10-KSB statement, which has been filed with the Securities and Exchange Commission, may be accessed through the EDGAR archives, at www.sec.gov.

WE  ARE  NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A
PROXY.   THE ATTACHED MATERIAL  IS  FOR  INFORMATION PURPOSES ONLY.

DATED:   March 14, 2003

BY ORDER OF THE BOARD OF DIRECTORS:


/s/ Michelle Quinlan
-------------------------
Michelle Quinlan, CEO























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